EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

      We consent to the incorporation by reference in the Registration Statement of Southwest Bancorporation of Texas, Inc. on Form S-8 of our Report dated May 26, 2000, on our audit of the financial statements of the Southwest Bank of Texas 401(k) Savings Plan as of December 31, 1999 and 1998 and for the years ended December 31, 1999, 1998 and 1997, which report is included in this Annual Report on Form 11-K.

                                          /s/ Ham, Langston & Brezina, L.L.P.


Houston, Texas
June 28, 2000